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Exhibit 99

News Release

6950 Columbia Gateway Drive Columbia, MD 21046 www.magellanhealth.com
FOR IMMEDIATE RELEASE
	Investor Contacts:	Melissa Rose 410-953-1218 Bill Forrest Gleacher Partners, LLC 212-418-4200
	Media Contact:	Erin Somers 410-953-2405

MAGELLAN HEALTH NAMES
STEVEN J. SHULMAN CHIEF EXECUTIVE OFFICER

        COLUMBIA, Md.—December 4, 2002—Magellan Health Services, Inc., (OCBB: MGLH), today announced that Steven J. Shulman, a managed care executive with 30 years of industry experience, has been named chief executive officer of Magellan.

        Shulman is the former chairman, president and chief executive officer of Prudential HealthCare, Inc. Prior to joining Prudential in 1997, Shulman co-founded Value Health, Inc., a NYSE specialty managed care company which included one of the largest behavioral health managed care companies at the time—Value Behavioral Health; he also served as president of its Pharmacy and Disease Management Group. Most recently, Shulman founded and serves as chairman and chief executive of Internet HealthCare Group (IHCG) an early stage health care venture fund. Prior to that, Shulman worked at CIGNA Healthplans as president of its East Central Division managing 11 HMOs and at Kaiser Permanente as director, medical economics. He is a member of the board of directors of Lumenos, Digital Insurance, RealMed, BenefitPoint Inc. and Ramsay Youth Services Inc.

        "Steve Shulman brings to Magellan a powerful combination of extensive managed care expertise, a behavioral health background, and the experience of leading major health care organizations," said Henry T. Harbin, M.D., chairman of the board. "We are pleased that Steve recognizes the quality and potential of Magellan, and we are confident that he will provide strong and effective leadership to our senior management and our overall organization as we move forward with our debt reduction and operational improvement efforts."

        "I am excited by the opportunity to lead Magellan," said Shulman. "Magellan has unmatched scale and breadth and is the undisputed market leader in behavioral managed care. Magellan has the skills and assets to continue to be a valuable long-term partner to customers, providers and members. Its Board and management are focused and determined to expeditiously accomplish the debt reduction and operational improvement objectives that will position it for long term success. I am looking forward to adding my experience and expertise to the efforts underway, and I am confident that this effort will be completely successful."

        Headquartered in Columbia, Md., Magellan Health Services, Inc. (OCBB: MGLH), is the country's leading behavioral managed care organization, with approximately 68 million covered lives. Its customers include health plans, government agencies, unions, and corporations.

        Certain of the statements made in this press release including, without limitation, statements regarding the success of any restructuring and the progress on and effect of managing operating expenses constitute forward looking statements contemplated under the Private Securities Litigation Reform Act of 1995. These forward looking statements are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward looking statements including: the outcome of discussions and negotiations with creditors, actual results for fiscal year 2002 differing from the expected results due to greater adverse impact from the items described herein or from other events, service issues arising with certain customers, care management activities not having the desired effects, care costs rising at trends greater than anticipated, the ability to manage operating costs, the ability to obtain rate increases from customers with respect to increased care costs or to obtain such increases timely, the ability to generate new business, the ability to retain existing clients, the impact of new or amended laws or regulations, governmental inquiries, outcome of ongoing litigation, interest rate increases, unanticipated increases in the costs of care, the ability to successfully consummate the exits from non-core operations or to identify, negotiate and consummate other strategic alternatives, and other factors. Any forward looking statements made in this press release are qualified in their entirety by these risks and the complete discussion of risks set forth under the caption "Cautionary Statements" in Magellan's Annual Report on Form 10-K/A for the year ended September 30, 2001 filed with the Securities and Exchange Commission on April 1, 2002.

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  Exhibit 99
MAGELLAN HEALTH NAMES STEVEN J. SHULMAN CHIEF EXECUTIVE OFFICER